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Exhibit 99.6

FORM OF
NOMINEE HOLDER CERTIFICATION
INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

        The undersigned, a bank, broker, dealer, trustee, depositary, or other nominee of transferable subscription rights to purchase units (the "Units") of Infrastructure and Energy Alternatives, Inc. (the "Company"), said Units consisting of one share of Series B-3 Preferred Stock and 34.375 Warrants, pursuant to the subscription rights offering described and provided for in the Company's prospectus dated                                    , 20                         , hereby certifies to the Company and Continental Stock Transfer & Trust Company, as subscription agent for such rights offering, that the undersigned has exercised, on behalf of the beneficial owners identified below (which may be through an anonymous identifying number used by nominee holder without identifying the beneficial owner and which may include the undersigned), the number of subscription rights on the terms and subject to the conditions set forth in the prospectus specified below:

  •
  The number of Units subscribed for under the Basic Subscription Right and the Minimum Subscription Privilege; and

  •
  The number of Units subscribed for in the Over-Subscription Privilege.

Beneficial Owner Identifying Number	Number of Units Subscribed for Pursuant to the Basic Subscription Right and Minimum Subscription Privilege	Number of Units Subscribed for Pursuant to the Over-Subscription Privilege

Note: Add lines as needed.

[Name of Nominee Holder]

By:
Name:
Title:

Phone Number:
Fax Number:

Dated:

Provide the following information, if applicable:

DTC Participant Number
DTC Participant

By:
Name:
Title:

DTC Basic Subscription
Confirmation Number(s)

Dated:

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  Exhibit 99.6
FORM OF NOMINEE HOLDER CERTIFICATION INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.